Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class R shares' Prospectus and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Statement of Additional Information of Pioneer Growth Opportunities Fund and to the incorporation by reference of our report, dated February 18, 2009, on the financial statements and financial highlights of Pioneer Growth Opportunities Fund included in the Annual Report to the Shareowners for the year ended December 31, 2008 as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 17 to the Registration Statement (Form N-1A, File No. 333-110037) of Pioneer Series Trust II.


                                        /s/ Ernst & Young LLP
                                        ---------------------
                                            Ernst & Young LLP


Boston, Massachusetts
May 28, 2009